FORM 8 - K

CURRENT REPORT


INTERNATIONAL SYNERGY HOLDING COMPANY, LTD.
(Exact name of Registrant as specified in its charter)


Nevada			    0 - 12423                       94 2906927
(State of Incorporation)   (Commission File Number)	 (U.S. Employer ID Number)


	31847 Broadbeach Rd., Malibu, Ca                   90265
     (Address of principal executive offices)		(Zip Code)

	Registrant's Telephone Number, including Area Code:    (310) 589-8030


ITEM 1:	Changes in Control of  Registrant:


ITEM 2:	Acquisition or Disposition of Assets:



ITEM 3:	Legal Proceedings Bankruptcy or Receivership:

There are no legal, bankruptcy and/or receivership proceedings.


ITEM 4:	Changes in Registrant's Certifying Accountant:


ITEM 5:	Other Events:

The Company changed its address to: 31847 Broadbeach Rd., Malibu, Ca 90265

ITEM 6:	Registrant's Directors and Officers:

The Company's current officers and  directors are:

John Farquar, Chairman
Kenta Rooks, President
Hiroko Sagawa, Secretary
H.H. Brookins, Director
Robert Hope, Vice President

ITEM 7:	Market for the Registrant's Common Equity and Related Shareholder
            Matter:





				SIGNATURES:

Pursuant to the requirements of Section 13 or 15(d), the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

INTERNATIONAL SYNERGY HOLDING COMAPNY, LTD. (a Nevada corporation)



_____________________________________L/S
Hiroko Sagawa, Corporate Secretary
	Dated  July 25, 2002